UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2014

Crawford & Company

(Exact Name of Registrant as Specified in Its Charter)

Georgia	1-10356	58-0506554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Summit Blvd, N.E., Atlanta, Georgia 30319

(Address, Including Zip Code, of Principal Executive Offices)

(404) 300-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Crawford & Company (the “Company”) announced that on September 19, 2014, W. Forrest Bell, the Company’s Senior Vice President, Corporate Controller and Chief Accounting Officer, gave notice of his resignations from all positions with the Company effective as of October 10, 2014 to pursue another professional opportunity.

The Company has appointed Dalerick Carden, the Company’s current Senior Vice President and International Controller, as Senior Vice President, Corporate Controller and Chief Accounting Officer, effective as of October 10, 2014.

Mr. Carden, age 45, has held his current role with the Company since November 2006. Prior to that time, he served as Assistant Vice President, Assistant Controller/Regional Financial Controller of the Company beginning in October 2003. Mr. Carden joined the Company in 1995 and has served in various positions of increasing responsibility within the Company’s Finance and Operations units, including Director-International Financial Reporting.

On September 25, 2014 the Company issued a press release announcing Mr. Carden’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Exhibit

99.1	Press release dated September 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ W. Bruce Swain
Name:	W. Bruce Swain
Title:	Executive Vice President and Principal Financial Officer

Date: September 25, 2014

EXHIBIT INDEX

Number	Exhibit

99.1	Press release dated September 25, 2014.